Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Third Quarter 2021 Net Income Available to Common Equity of $85 million, or $0.56 Per Common Share.

Results driven by positive revenue growth trends.
GREEN BAY, Wis. -- October 21, 2021 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $85 million, or $0.56 per common share, for the quarter ended September 30, 2021. These amounts compare to earnings of $40 million, or $0.26 per common share for the quarter ended September 30, 2020 and earnings of $86 million, or $0.56 per common share for the quarter ended June 30, 2021.
"Our third quarter results were driven by expanding revenue trends,” remarked President and CEO Andy Harmening. "We saw increasing signs of business confidence during the quarter. Average commercial and business lending (excluding PPP) loans grew by over 3% from the second quarter. Net interest income and noninterest income also increased, and coupled with disciplined expense and capital management, we delivered a return on average tangible common equity of over 12.7%. At the end of the quarter, we successfully launched our new Auto Finance vertical and are encouraged by the early activity we are seeing. We've also rounded out the leadership team with the hiring of a new President of Equipment Finance and Leasing and are now proceeding with leaders in place for all of our strategic expansions. We look forward to updating investors about our initiatives later this quarter."

Third Quarter 2021 Highlights (all comparisons to the second quarter of 2021)
•Average loans were down $215 million, to $23.9 billion
•Excluding PPP, average loans were up $211 million, to $23.6 billion
•Average deposits were up $604 million, to $28.1 billion
•Net interest income was up $4 million, to $184 million
•Noninterest income was up $9 million, to $82 million
•Noninterest expense was up $3 million, to $178 million
•Provision for credit losses was negative $24 million, compared to negative $35 million
•Net income available to common equity was down $1 million, to $85 million
•Earnings per common share remained unchanged at $0.56
•Tangible book value per share was up $0.23, to $17.58

Loans
Third quarter 2021 average total loans of $23.9 billion were down 1%, or $215 million from the prior quarter and were down 4%, or $1.1 billion from the same period last year. Excluding PPP, average total loans of $23.6 billion were up 1%, or $211 million from the prior quarter and were down 1%, or $335 million from the same period last year. With respect to third quarter 2021 average balances by loan category:
•Commercial and business lending (excluding PPP) increased $271 million from the prior quarter and decreased $42 million compared to the same period last year to $8.7 billion.
•Commercial real estate lending increased approximately $1 million from the prior quarter and increased $128 million from the same period last year to $6.2 billion.
•Consumer lending was $8.7 billion, down $60 million from the prior quarter and down $420 million from the same period last year.
•PPP loans decreased $426 million from the prior quarter and decreased $744 million from the same period last year to $275 million.

Third quarter 2021 period-end total loans of $23.6 billion were down 1%, or $326 million from the prior quarter and were down 6%, or $1.4 billion from the same period last year. Excluding PPP, period-end total loans of $23.4 billion were down less than 1%, or $103 million from the prior quarter and were down 2%, or $542 million from the same period last year. With respect to third quarter 2021 period-end balances by loan category:
•Commercial and business lending (excluding PPP) increased $17 million from the prior quarter and decreased $31 million from the same period last year to $8.8 billion.
•Commercial real estate lending decreased $50 million from the prior quarter and decreased $49 million from the same period last year to $6.1 billion.
•Consumer lending was $8.5 billion, down $69 million from the prior quarter and down $461 million from the same period last year.
•PPP loans decreased $223 million from the prior quarter and decreased $840 million from the same period last year to $182 million.

We expect full-year commercial loan growth, excluding PPP, of approximately 2% in 2021.

Deposits
Third quarter 2021 average deposits of $28.1 billion were up 2%, or $604 million compared to the prior quarter and were up 5%, or $1.2 billion from the same period last year. With respect to third quarter 2021 average balances by deposit category:
•Noninterest-bearing demand deposits increased $72 million from the prior quarter and increased $730 million from the same period last year to $8.1 billion.
•Savings increased $127 million from the prior quarter and increased $786 million from the same period last year to $4.2 billion.
•Interest-bearing demand deposits increased $465 million from the prior quarter and increased $509 million from the same period last year to $6.3 billion.
•Money market deposits increased $30 million from the prior quarter and increased $546 million from the same period last year to $7.0 billion.
•Time deposits decreased $75 million from the prior quarter and decreased $701 million from the same period last year to $1.4 billion.
•Network transaction deposits decreased $15 million from the prior quarter and decreased $634 million from the same period last year to $894 million.

Third quarter 2021 period-end deposits of $27.9 billion were up 2%, or $587 million compared to the prior quarter and were up 4%, or $1.1 billion from the same period last year. Low-cost core deposits (interest-bearing demand, noninterest-bearing demand and savings) made up 67% of deposit balances as of September 30, 2021. With respect to third quarter 2021 period-end balances by deposit category:
•Noninterest-bearing demand deposits increased $171 million from the prior quarter and increased $681 million from the same period last year to $8.2 billion.
•Savings increased $96 million from the prior quarter and increased $749 million from the same period last year to $4.3 billion.
•Interest-bearing demand deposits increased $439 million from the prior quarter and increased $428 million from the same period last year to $6.4 billion.
•Money market deposits decreased $57 million from the prior quarter and decreased $104 million from the same period last year to $7.6 billion.
•Time deposits decreased $62 million from the prior quarter and decreased $616 million from the same period last year to $1.4 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) increased $58 million from the prior quarter and decreased $462 million from the same period last year to $929 million.

Net Interest Income and Net Interest Margin
Third quarter 2021 net interest income of $184 million was up 2%, or $4 million from the prior quarter and the net interest margin increased 1 basis point from the prior quarter to 2.38%. Compared to the same period last year, net interest income increased 1%, or $2 million, and the net interest margin increased 7 basis points.
•The average yield on total loans for the third quarter of 2021 increased 2 basis points from the prior quarter and was flat compared to the same period last year at 2.92%.
•The average cost of total interest-bearing liabilities for the third quarter of 2021 decreased 6 basis points from the prior quarter and decreased 22 basis points from the same period last year to 0.30%.
•The net free funds benefit for the third quarter of 2021 decreased 2 basis points from the prior quarter and decreased 4 basis points compared to the same period last year to 0.09%.
We expect our full-year net interest margin to finish 2021 at approximately 2.40%.

Noninterest Income
Third quarter 2021 total noninterest income of $82 million increased $9 million from the prior quarter and increased $7 million from the same period last year. With respect to third quarter 2021 noninterest income line items:
•Mortgage Banking, net was $11 million for the third quarter, up $3 million from the prior quarter. Relative to the prior-year period, Mortgage Banking was down $2 million, principally due to lower gain on sale margins.
•Service charges and deposit account fees increased $1 million from the prior quarter and increased $3 million from the same period last year.
•Capital markets fees increased $1 million from the prior quarter and were flat from the same period last year.
•Asset gains, net increased $5 million from the prior quarter and increased $6 million from the same period last year, largely driven by private equity distributions.

We expect noninterest income to finish at the upper end of a range between $315 million and $325 million in 2021.
Noninterest Expense
Third quarter 2021 total noninterest expense of $178 million increased $3 million from the prior quarter and decreased $50 million compared to the same period last year due to the loss on prepayment of FHLB advances in third quarter 2020. With respect to third quarter 2021 noninterest expense line items:
•Personnel expense increased $1 million from the prior quarter and decreased $1 million from the same period last year.
•Other expense increased $3 million from the prior quarter and decreased $4 million from the same period last year.
•Legal and professional expense decreased $2 million from the prior quarter and $1 million from the same period last year.
We continue to expect approximately $705 million to $711 million of noninterest expense for 2021, which includes expenses from our previously announced growth and efficiency initiatives and proposed facilities exit costs.

Taxes
The third quarter 2021 tax expense was $23 million compared to $22 million of tax expense in the prior quarter and $58 million of tax benefit in the same period last year. The effective tax rate for third quarter 2021 was 20.6% compared to an effective tax rate of 19.8% in the prior quarter.
We expect the annual 2021 tax rate to be between 19% and 21%, assuming no change in the statutory corporate tax rate.

Credit
The third quarter 2021 provision for credit losses was negative $24 million, compared to a negative $35 million in the prior quarter and provision of $43 million in the same period last year. With respect to third quarter 2021 credit quality:
•Potential problem loans of $251 million were up $55 million, or 28%, from the prior quarter and down $42 million, or 14%, from the same period last year.
•Nonaccrual loans of $135 million were down $12 million, or 8%, from the prior quarter and down $97 million, or 42% from the same period last year. The nonaccrual loans to total loans ratio was 0.57% in the third quarter, down from 0.61% in the prior quarter and down from 0.93% in the same period last year.
•Net charge offs of $8 million were up $3 million from the prior quarter and down $22 million from the same period last year.
•The allowance for credit losses on loans (ACLL) of $332 million was down $32 million from the prior quarter and down $110 million compared to the same period last year. The ACLL to total loans ratio was 1.41% in the third quarter, down from 1.52% in the prior quarter and down from 1.77% in the same period last year.

For the fourth quarter, we expect to adjust provision to reflect changes to risk grade, economic conditions, other indications of credit quality, and loan volume.

Capital
In the third quarter, we redeemed all outstanding Depositary Shares representing interest in our 5.375% Perpetual Preferred Stock, Series D at a redemption price of $25 per Depositary Share. We also repurchased $60 million of common stock during the quarter.

The Company’s capital position remains strong, with a CET1 capital ratio of 10.6% at September 30, 2021. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

THIRD QUARTER 2021 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 21, 2021. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp third quarter 2021 earnings call. The third quarter 2021 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $34 billion and is Wisconsin's largest bank holding company. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	September 30, 2021	June 30, 2021	Seql Qtr $ Change	March 31, 2021	December 31, 2020	September 30, 2020	Comp Qtr $ Change
Assets
Cash and due from banks	$378,927	$406,994	$(28,067)	$356,285	$416,154	$401,151	$(22,224)
Interest-bearing deposits in other financial institutions	1,281,916	1,340,385	(58,469)	1,590,494	298,759	712,416	569,500
Federal funds sold and securities purchased under agreements to resell	25,000	25,000	—	—	1,135	95	24,905
Investment securities available for sale, at fair value	3,893,379	3,323,346	570,033	3,356,949	3,085,441	3,258,360	635,019
Investment securities held to maturity, net, at amortized cost	1,929,735	1,799,834	129,901	1,857,087	1,878,938	1,990,870	(61,135)
Equity securities	17,939	17,144	795	15,673	15,106	15,090	2,849
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	168,281	168,281	—	168,281	168,280	168,280	1
Residential loans held for sale	158,202	160,547	(2,345)	153,151	129,158	130,139	28,063
Commercial loans held for sale	—	—	—	—	—	19,360	(19,360)
Loans	23,621,673	23,947,536	(325,863)	24,162,328	24,451,724	25,003,753	(1,382,080)
Allowance for loan losses	(290,997)	(318,811)	27,814	(352,938)	(383,702)	(384,711)	93,714
Loans, net	23,330,676	23,628,725	(298,049)	23,809,389	24,068,022	24,619,041	(1,288,365)
Tax credit and other investments	301,490	294,220	7,270	303,701	297,232	314,066	(12,576)
Premises and equipment, net	383,131	398,050	(14,919)	398,671	418,914	422,222	(39,091)
Bank and corporate owned life insurance	683,610	682,709	901	680,831	679,647	679,257	4,353
Goodwill	1,104,992	1,104,992	—	1,104,992	1,109,300	1,107,902	(2,910)
Other intangible assets, net	60,296	62,498	(2,202)	64,701	68,254	70,507	(10,211)
Mortgage servicing rights, net	50,329	48,335	1,994	49,500	41,961	45,261	5,068
Interest receivable	79,011	81,797	(2,786)	86,466	90,263	91,612	(12,601)
Other assets	592,753	609,766	(17,013)	579,084	653,219	653,117	(60,364)
Total assets	$34,439,666	$34,152,625	$287,041	$34,575,255	$33,419,783	$34,698,746	$(259,080)
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$8,170,105	$7,999,143	$170,962	$8,496,194	$7,661,728	$7,489,048	$681,057
Interest-bearing deposits	19,681,161	19,265,157	416,004	19,180,972	18,820,753	19,223,500	457,661
Total deposits	27,851,266	27,264,299	586,967	27,677,166	26,482,481	26,712,547	1,138,719
Federal funds purchased and securities sold under agreements to repurchase	267,943	170,419	97,524	138,507	192,971	155,329	112,614
Commercial paper	54,553	55,785	(1,232)	51,171	59,346	50,987	3,566
PPPLF	—	—	—	—	—	1,022,217	(1,022,217)
FHLB advances	1,620,880	1,619,826	1,054	1,629,966	1,632,723	1,706,763	(85,883)
Other long-term funding	249,160	549,024	(299,864)	549,729	549,465	549,201	(300,041)
Allowance for unfunded commitments	41,276	45,276	(4,000)	50,776	47,776	57,276	(16,000)
Accrued expenses and other liabilities	359,626	337,942	21,684	350,160	364,088	398,991	(39,365)
Total liabilities	30,444,705	30,042,573	402,132	30,447,474	29,328,850	30,653,313	(208,608)
Stockholders’ equity
Preferred equity	193,195	290,200	(97,005)	353,512	353,512	353,637	(160,442)
Common equity	3,801,766	3,819,852	(18,086)	3,774,268	3,737,421	3,691,796	109,970
Total stockholders’ equity	3,994,961	4,110,052	(115,091)	4,127,780	4,090,933	4,045,433	(50,472)
Total liabilities and stockholders’ equity	$34,439,666	$34,152,625	$287,041	$34,575,255	$33,419,783	$34,698,746	$(259,080)
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	3Q21	3Q20	$ Change	% Change	Sep 2021	Sep 2020	$ Change	% Change
Interest income
Interest and fees on loans	$174,643	$182,625	$(7,982)	(4)%	$522,920	$599,306	$(76,386)	(13)%
Interest and dividends on investment securities
Taxable	8,745	13,689	(4,944)	(36)%	24,600	50,064	(25,464)	(51)%
Tax-exempt	14,613	14,523	90	1%	43,141	44,021	(880)	(2)%
Other interest	2,281	2,238	43	2%	5,802	7,774	(1,972)	(25)%
Total interest income	200,282	213,075	(12,793)	(6)%	596,462	701,165	(104,703)	(15)%
Interest expense
Interest on deposits	4,427	10,033	(5,606)	(56)%	14,945	59,877	(44,932)	(75)%
Interest on federal funds purchased and securities sold under agreements to repurchase	48	34	14	41%	103	454	(351)	(77)%
Interest on other short-term funding	8	5	3	60%	21	46	(25)	(54)%
Interest on PPPLF	—	899	(899)	(100)%	—	1,574	(1,574)	(100)%
Interest on FHLB Advances	8,962	14,375	(5,413)	(38)%	27,979	47,471	(19,492)	(41)%
Interest on long-term funding	3,163	5,580	(2,417)	(43)%	14,323	16,780	(2,457)	(15)%
Total interest expense	16,607	30,925	(14,318)	(46)%	57,371	126,201	(68,830)	(55)%
Net interest income	183,675	182,150	1,525	1%	539,092	574,964	(35,872)	(6)%
Provision for credit losses	(24,010)	43,009	(67,019)	N/M	(82,018)	157,009	(239,027)	N/M
Net interest income after provision for credit losses	207,685	139,141	68,544	49%	621,110	417,954	203,156	49%
Noninterest income
Wealth management fees	22,110	21,152	958	5%	67,229	62,884	4,345	7%
Service charges and deposit account fees	16,962	14,283	2,679	19%	47,366	40,989	6,377	16%
Card-based fees	11,113	10,195	918	9%	31,838	28,685	3,153	11%
Other fee-based revenue	3,929	4,968	(1,039)	(21)%	12,769	14,240	(1,471)	(10)%
Capital markets, net	7,114	7,222	(108)	(1)%	20,928	22,067	(1,139)	(5)%
Mortgage banking, net	10,657	12,636	(1,979)	(16)%	42,710	31,043	11,667	38%
Bank and corporate owned life insurance	2,760	3,074	(314)	(10)%	8,551	9,793	(1,242)	(13)%
Insurance commissions and fees	88	114	(26)	(23)%	250	45,153	(44,903)	(99)%
Asset gains (losses), net(a)	5,228	(339)	5,567	N/M	10,024	156,945	(146,921)	(94)%
Investment securities gains (losses), net	—	7	(7)	(100)%	(16)	9,222	(9,238)	N/M
Gains (losses) on sale of branches, net(b)	—	—	—	N/M	1,038	—	1,038	N/M
Other	2,116	2,232	(116)	(5)%	8,176	7,321	855	12%
Total noninterest income	82,076	75,545	6,531	9%	250,862	428,342	(177,480)	(41)%
Noninterest expense
Personnel	107,880	108,567	(687)	(1)%	318,900	334,117	(15,217)	(5)%
Technology	19,927	19,666	261	1%	60,902	61,639	(737)	(1)%
Occupancy	15,814	17,854	(2,040)	(11)%	46,649	48,386	(1,737)	(4)%
Business development and advertising	6,156	3,626	2,530	70%	15,522	13,007	2,515	19%
Equipment	5,200	5,399	(199)	(4)%	16,199	16,150	49	—%
Legal and professional	4,304	5,591	(1,287)	(23)%	17,495	15,809	1,686	11%
Loan and foreclosure costs	1,616	2,118	(502)	(24)%	6,508	8,842	(2,334)	(26)%
FDIC assessment	5,000	3,900	1,100	28%	13,350	14,650	(1,300)	(9)%
Other intangible amortization	2,203	2,253	(50)	(2)%	6,642	7,939	(1,297)	(16)%
Loss on prepayments of FHLB advances	—	44,650	(44,650)	(100)%	—	44,650	(44,650)	(100)%
Other	9,793	13,963	(4,170)	(30)%	25,547	37,993	(12,446)	(33)%
Total noninterest expense	177,892	227,587	(49,695)	(22)%	527,713	603,184	(75,471)	(13)%
Income (loss) before income taxes	111,870	(12,900)	124,770	N/M	344,259	243,112	101,147	42%
Income tax expense (benefit)	23,060	(58,114)	81,174	N/M	70,142	3,342	66,800	N/M
Net income	88,809	45,214	43,595	96%	274,117	239,769	34,348	14%
Preferred stock dividends	4,155	5,207	(1,052)	(20)%	14,236	13,152	1,084	8%
Net income available to common equity	$84,655	$40,007	$44,648	112%	$259,880	$226,618	$33,262	15%
Earnings per common share
Basic	$0.56	$0.26	$0.30	115%	$1.70	$1.47	$0.23	16%
Diluted	$0.56	$0.26	$0.30	115%	$1.69	$1.46	$0.23	16%
Average common shares outstanding
Basic	150,046	152,440	(2,394)	(2)%	151,473	153,175	(1,702)	(1)%
Diluted	151,143	153,194	(2,051)	(1)%	152,701	153,914	(1,213)	(1)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) YTD 2020 includes a gain of $163 million from the sale of Associated Benefits & Risk Consulting.
(b) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	3Q21	2Q21	$ Change	% Change	1Q21	4Q20	3Q20	$ Change	% Change
Interest income
Interest and fees on loans	$174,643	$174,228	$415	—%	$174,049	$185,934	$182,625	$(7,982)	(4)%
Interest and dividends on investment securities
Taxable	8,745	8,840	(95)	(1)%	7,014	9,746	13,689	(4,944)	(36)%
Tax-exempt	14,613	14,366	247	2%	14,162	14,296	14,523	90	1%
Other interest	2,281	1,826	455	25%	1,694	1,699	2,238	43	2%
Total interest income	200,282	199,260	1,022	1%	196,920	211,675	213,075	(12,793)	(6)%
Interest expense
Interest on deposits	4,427	4,609	(182)	(4)%	5,909	7,762	10,033	(5,606)	(56)%
Interest on federal funds purchased and securities sold under agreements to repurchase	48	30	18	60%	26	32	34	14	41%
Interest on other short-term funding	8	7	1	14%	6	5	5	3	60%
Interest on PPPLF	—	—	—	N/M	—	410	899	(899)	(100)%
Interest on FHLB Advances	8,962	9,524	(562)	(6)%	9,493	9,888	14,375	(5,413)	(38)%
Interest on long-term funding	3,163	5,575	(2,412)	(43)%	5,585	5,585	5,580	(2,417)	(43)%
Total interest expense	16,607	19,745	(3,138)	(16)%	21,018	23,682	30,925	(14,318)	(46)%
Net interest income	183,675	179,515	4,160	2%	175,902	187,993	182,150	1,525	1%
Provision for credit losses	(24,010)	(35,004)	10,994	(31)%	(23,004)	16,997	43,009	(67,019)	N/M
Net interest income after provision for credit losses	207,685	214,519	(6,834)	(3)%	198,906	170,996	139,141	68,544	49%
Noninterest income
Wealth management fees	22,110	22,706	(596)	(3)%	22,414	22,073	21,152	958	5%
Service charges and deposit account fees	16,962	15,549	1,413	9%	14,855	15,318	14,283	2,679	19%
Card-based fees	11,113	10,982	131	1%	9,743	9,848	10,195	918	9%
Other fee-based revenue	3,929	4,244	(315)	(7)%	4,596	4,998	4,968	(1,039)	(21)%
Capital markets, net	7,114	5,696	1,418	25%	8,118	5,898	7,222	(108)	(1)%
Mortgage banking, net	10,657	8,128	2,529	31%	23,925	14,537	12,636	(1,979)	(16)%
Bank and corporate owned life insurance	2,760	3,088	(328)	(11)%	2,702	3,978	3,074	(314)	(10)%
Insurance commissions and fees	88	86	2	2%	76	92	114	(26)	(23)%
Asset gains (losses), net	5,228	(14)	5,242	N/M	4,809	(1,356)	(339)	5,567	N/M
Investment securities gains (losses), net	—	24	(24)	(100)%	(39)	—	7	(7)	(100)%
Gains on sale of branches, net(a)	—	36	(36)	(100)%	1,002	7,449	—	—	N/M
Other	2,116	2,918	(802)	(27)%	3,141	2,879	2,232	(116)	(5)%
Total noninterest income	82,076	73,443	8,633	12%	95,343	85,714	75,545	6,531	9%
Noninterest expense
Personnel	107,880	106,994	886	1%	104,026	98,033	108,567	(687)	(1)%
Technology	19,927	20,236	(309)	(2)%	20,740	19,574	19,666	261	1%
Occupancy	15,814	14,679	1,135	8%	16,156	15,678	17,854	(2,040)	(11)%
Business development and advertising	6,156	4,970	1,186	24%	4,395	5,421	3,626	2,530	70%
Equipment	5,200	5,481	(281)	(5)%	5,518	5,555	5,399	(199)	(4)%
Legal and professional	4,304	6,661	(2,357)	(35)%	6,530	5,737	5,591	(1,287)	(23)%
Loan and foreclosure costs	1,616	2,671	(1,055)	(39)%	2,220	3,758	2,118	(502)	(24)%
FDIC assessment	5,000	3,600	1,400	39%	4,750	5,700	3,900	1,100	28%
Other intangible amortization	2,203	2,203	—	—%	2,236	2,253	2,253	(50)	(2)%
Loss on prepayments of FHLB advances	—	—	—	N/M	—	—	44,650	(44,650)	(100)%
Other	9,793	6,979	2,814	40%	8,775	11,141	13,963	(4,170)	(30)%
Total noninterest expense	177,892	174,475	3,417	2%	175,347	172,850	227,587	(49,695)	(22)%
Income (loss) before income taxes	111,870	113,487	(1,617)	(1)%	118,903	83,860	(12,900)	124,770	N/M
Income tax expense (benefit)	23,060	22,480	580	3%	24,602	16,858	(58,114)	81,174	N/M
Net income	88,809	91,007	(2,198)	(2)%	94,301	67,002	45,214	43,595	96%
Preferred stock dividends	4,155	4,875	(720)	(15)%	5,207	5,207	5,207	(1,052)	(20)%
Net income available to common equity	$84,655	$86,131	$(1,476)	(2)%	$89,094	$61,795	$40,007	$44,648	112%
Earnings per common share
Basic	$0.56	$0.56	$—	—%	$0.58	$0.40	$0.26	$0.30	115%
Diluted	$0.56	$0.56	$—	—%	$0.58	$0.40	$0.26	$0.30	115%
Average common shares outstanding
Basic	150,046	152,042	(1,996)	(1)%	152,355	152,497	152,440	(2,394)	(2)%
Diluted	151,143	153,381	(2,238)	(1)%	153,688	153,262	153,194	(2,051)	(1)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Sep 2021	YTD Sep 2020	3Q21	2Q21	1Q21	4Q20	3Q20
Per common share data
Dividends	$0.56	$0.54	$0.20	$0.18	$0.18	$0.18	$0.18
Market value:
High	23.33	21.94	21.85	23.33	23.14	17.17	14.25
Low	17.20	10.85	18.56	20.36	17.20	12.68	11.86
Close			21.42	20.48	21.34	17.05	12.62
Book value			25.35	24.99	24.56	24.34	24.04
Tangible book value / share			17.58	17.35	16.95	16.67	16.37
Performance ratios (annualized)
Return on average assets	1.07%	0.93%	1.01%	1.06%	1.14%	0.78%	0.51%
Noninterest expense / average assets	2.06%	2.35%	2.03%	2.04%	2.11%	2.02%	2.55%
Effective tax rate	20.37%	1.37%	20.61%	19.81%	20.69%	20.10%	N/M
Dividend payout ratio(a)	32.94%	36.73%	35.71%	32.14%	31.03%	45.00%	69.23%
Net interest margin	2.38%	2.54%	2.38%	2.37%	2.39%	2.49%	2.31%
Selected trend information
Average full time equivalent employees(b)	4,006	4,568	4,010	3,990	4,020	4,134	4,374
Branch count			224	224	227	228	249
Assets under management, at market value(c)			$13,148	$13,141	$12,553	$13,314	$12,195
Mortgage loans originated for sale during period	$1,345	$1,319	$456	$477	$413	$323	$458
Mortgage loan settlements during period	$1,348	$1,621	$463	$484	$400	$339	$599
Mortgage portfolio loans transferred to held for sale during period	$—	$269	$—	$—	$—	$—	$70
Mortgage portfolio serviced for others			$7,057	$7,150	$7,313	$7,744	$8,219
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.71%	0.68%	0.68%	0.54%	0.55%
Shares repurchased during period(d)	5,199	4,264	2,919	1,314	966	—	—
Shares outstanding, end of period			149,961	152,865	153,685	153,540	153,552
Paycheck Protection Program fees, net
Deferred fees, beginning of period	$12	$—	$15	$18	$12	$21	$24
Fees received	18	28	—	6	12	—	1
Fees recognized	(24)	(7)	(9)	(8)	(7)	(9)	(4)
Deferred fees, end of period	$7	$21	$7	$15	$18	$12	$21
Selected quarterly ratios
Loans / deposits			84.81%	87.83%	87.30%	92.33%	93.60%
Stockholders’ equity / assets			11.60%	12.03%	11.94%	12.24%	11.66%
Risk-based capital(e)(f)
Total risk-weighted assets			$26,304	$26,073	$25,640	$25,903	$26,142
Common equity Tier 1			$2,780	$2,790	$2,759	$2,706	$2,672
Common equity Tier 1 capital ratio			10.57%	10.70%	10.76%	10.45%	10.22%
Tier 1 capital ratio			11.30%	11.81%	12.14%	11.81%	11.57%
Total capital ratio			13.50%	14.02%	14.36%	14.02%	13.78%
Tier 1 leverage ratio			8.81%	9.23%	9.53%	9.37%	9.02%
Mortgage banking, net
Mortgage servicing fees, net(g)	$(1)	$—	$—	$—	$(1)	$(1)	$(1)
Gains (losses) and fair value adjustments on loans held for sale	32	45	8	9	15	15	15
Fair value adjustment on portfolio loans transferred to held for sale	—	4	—	—	—	—	1
Mortgage servicing rights (impairment) recovery	12	(18)	2	—	11	1	(1)
Mortgage banking, net	$43	$31	$11	$8	$24	$15	$13
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)Does not include repurchases related to tax withholding on equity compensation.
(e)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(f)September 30, 2021 data is estimated.
(g)Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$318,811	$352,938	(10)%	$383,702	$384,711	$363,803	(12)%
Provision for loan losses	(20,000)	(29,500)	(32)%	(26,000)	26,500	50,500	N/M
Charge offs	(10,929)	(7,681)	42%	(13,174)	(30,315)	(34,079)	(68)%
Recoveries	3,115	3,054	2%	8,410	2,805	4,488	(31)%
Net charge offs	(7,814)	(4,628)	69%	(4,764)	(27,510)	(29,592)	(74)%
Balance at end of period	$290,997	$318,811	(9)%	$352,938	$383,702	$384,711	(24)%
Allowance for unfunded commitments
Balance at beginning of period	$45,276	$50,776	(11)%	$47,776	$57,276	$64,776	(30)%
Provision for unfunded commitments	(4,000)	(5,500)	(27)%	3,000	(9,500)	(7,500)	(47)%
Balance at end of period	$41,276	$45,276	(9)%	$50,776	$47,776	$57,276	(28)%
Allowance for credit losses on loans (ACLL)	$332,273	$364,087	(9)%	$403,714	$431,478	$441,988	(25)%
Provision for credit losses on loans	$(24,000)	$(35,000)	(31)%	$(23,000)	$17,000	$43,000	N/M
($ in thousands)	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	(9,057)	1,333	N/M	1,367	(8,514)	(24,834)	(64)%
Commercial real estate—owner occupied	106	5	N/M	4	143	(416)	N/M
Commercial and business lending	(8,951)	1,338	N/M	1,370	(8,371)	(25,249)	(65)%
Commercial real estate—investor	181	(5,589)	N/M	(5,886)	(18,696)	(3,609)	N/M
Real estate construction	18	23	(22)%	29	43	(21)	N/M
Commercial real estate lending	199	(5,566)	N/M	(5,857)	(18,653)	(3,630)	N/M
Total commercial	(8,752)	(4,228)	107%	(4,487)	(27,024)	(28,879)	(70)%
Residential mortgage	300	(223)	N/M	(109)	(162)	(79)	N/M
Home equity	959	337	185%	344	335	156	N/M
Other consumer	(329)	(517)	(36)%	(521)	(668)	(797)	(59)%
Auto	8	3	167%	9	9	8	—%
Total consumer	938	(400)	N/M	(277)	(486)	(712)	N/M
Total net (charge offs) recoveries	$(7,814)	$(4,628)	69%	$(4,764)	$(27,510)	$(29,592)	(74)%

(In basis points)	Sep 30, 2021	Jun 30, 2021		Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Net charge offs to average loans (annualized)
Commercial and industrial	(46)	7		7	(45)	(126)
Commercial real estate—owner occupied	5	—		—	6	(18)
Commercial and business lending	(40)	6		6	(35)	(103)
Commercial real estate—investor	2	(52)		(55)	(173)	(34)
Real estate construction	—	1		1	1	—
Commercial real estate lending	1	(36)		(38)	(121)	(24)
Total commercial	(23)	(11)		(12)	(69)	(73)
Residential mortgage	2	(1)		(1)	(1)	—
Home equity	61	21		21	18	8
Other consumer	(44)	(72)		(72)	(88)	(103)
Auto	43	15		37	29	22
Total consumer	4	(2)		(1)	(2)	(3)
Total net charge offs	(13)	(8)		(8)	(44)	(47)

($ in thousands)	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$135,062	$147,135	(8)%	$163,292	$210,854	$231,590	(42)%
Other real estate owned (OREO)	33,855	24,000	41%	24,588	14,269	18,983	78%
Other nonperforming assets	—	—	N/M	—	—	909	(100)%
Total nonperforming assets	$168,917	$171,135	(1)%	$187,880	$225,123	$251,481	(33)%

Loans 90 or more days past due and still accruing	$1,029	$1,302	(21)%	$1,675	$1,598	$1,854	(44)%
Allowance for credit losses on loans to total loans	1.41%	1.52%		1.67%	1.76%	1.77%
Allowance for credit losses on loans to nonaccrual loans	246.02%	247.45%		247.23%	204.63%	190.85%
Nonaccrual loans to total loans	0.57%	0.61%		0.68%	0.86%	0.93%
Nonperforming assets to total loans plus OREO	0.71%	0.71%		0.78%	0.92%	1.01%
Nonperforming assets to total assets	0.49%	0.50%		0.54%	0.67%	0.72%
Year-to-date net charge offs to year-to-date average loans (annualized)	0.10%	0.08%		0.08%	0.41%	0.40%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$8,497	$18,380	(54)%	$33,192	$61,859	$105,899	(92)%
Commercial real estate—owner occupied	7	7	—%	7	1,058	2,043	(100)%
Commercial and business lending	8,504	18,387	(54)%	33,200	62,917	107,941	(92)%
Commercial real estate—investor	61,504	63,003	(2)%	58,485	78,220	50,458	22%
Real estate construction	247	247	—%	327	353	392	(37)%
Commercial real estate lending	61,751	63,250	(2)%	58,813	78,573	50,850	21%
Total commercial	70,256	81,637	(14)%	92,012	141,490	158,792	(56)%
Residential mortgage	56,678	56,795	—%	61,256	59,337	62,331	(9)%
Home equity	7,838	8,517	(8)%	9,792	9,888	10,277	(24)%
Other consumer	222	131	69%	195	91	158	41%
Auto	67	56	20%	36	49	33	103%
Total consumer	64,806	65,498	(1)%	71,280	69,364	72,798	(11)%
Total nonaccrual loans	$135,062	$147,135	(8)%	$163,292	$210,854	$231,590	(42)%
	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$11,067	$11,569	(4)%	$11,985	$12,713	$16,002	(31)%
Commercial real estate—owner occupied	1,031	1,225	(16)%	1,488	1,711	1,389	(26)%
Commercial and business lending	12,098	12,794	(5)%	13,473	14,424	17,391	(30)%
Commercial real estate—investor	13,236	13,306	(1)%	13,627	26,435	635	N/M
Real estate construction	248	253	(2)%	256	260	382	(35)%
Commercial real estate lending	13,484	13,559	(1)%	13,884	26,695	1,016	N/M
Total commercial	25,582	26,353	(3)%	27,356	41,119	18,407	39%
Residential mortgage	15,253	12,227	25%	10,462	7,825	5,378	184%
Home equity	2,787	2,451	14%	1,929	1,957	1,889	48%
Other consumer	877	904	(3)%	1,073	1,191	1,218	(28)%
Total consumer	18,917	15,582	21%	13,464	10,973	8,485	123%
Total restructured loans (accruing)	$44,499	$41,935	6%	$40,820	$52,092	$26,891	65%
Nonaccrual restructured loans (included in nonaccrual loans)	$15,226	$17,237	(12)%	$17,624	$20,190	$23,844	(36)%
	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
PPP Loans	$568	$—	N/M	$—	$—	$—	N/M
Commercial and industrial	1,229	258	N/M	526	6,119	298	N/M
Commercial real estate—owner occupied	30	47	(36)%	—	373	870	(97)%
Commercial and business lending	1,827	306	N/M	526	6,492	1,167	57%
Commercial real estate—investor	17,021	391	N/M	5,999	12,793	409	N/M
Real estate construction	—	117	(100)%	977	991	111	(100)%
Commercial real estate lending	17,021	509	N/M	6,976	13,784	520	N/M
Total commercial	18,848	814	N/M	7,502	20,276	1,687	N/M
Residential mortgage	7,095	5,015	41%	3,973	10,385	6,185	15%
Home equity	2,931	2,472	19%	2,352	4,802	5,609	(48)%
Other consumer	1,272	1,036	23%	1,246	1,543	1,322	(4)%
Auto	10	38	(74)%	24	57	29	(66)%
Total consumer	11,308	8,562	32%	7,594	16,786	13,144	(14)%
Total accruing loans 30-89 days past due	$30,156	$9,376	N/M	$15,097	$37,062	$14,831	103%
	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
Potential Problem Loans
PPP Loans(b)	$4,160	$8,695	(52)%	$22,398	$18,002	$19,161	(78)%
Commercial and industrial	124,990	77,064	62%	122,143	121,487	144,159	(13)%
Commercial real estate—owner occupied	21,241	17,828	19%	15,965	26,179	22,808	(7)%
Commercial and business lending	150,391	103,587	45%	160,506	165,668	186,129	(19)%
Commercial real estate—investor	78,962	71,613	10%	85,752	91,396	100,459	(21)%
Real estate construction	19,187	16,465	17%	13,977	19,046	2,178	N/M
Commercial real estate lending	98,150	88,078	11%	99,728	110,442	102,637	(4)%
Total commercial	248,541	191,665	30%	260,234	276,111	288,766	(14)%
Residential mortgage	2,374	3,024	(21)%	2,524	3,749	2,396	(1)%
Home equity	171	1,558	(89)%	1,729	2,068	1,632	(90)%
Total consumer	2,546	4,583	(44)%	4,254	5,817	4,028	(37)%
Total potential problem loans	$251,087	$196,248	28%	$264,488	$281,928	$292,794	(14)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Does not include any restructured loans related to the COVID-19 pandemic in accordance with Section 4013 of the CARES Act.
(b) The Corporation's policy is to assign risk ratings at the borrower level. PPP loans are 100% guaranteed by the SBA and therefore the Corporation considers these loans to have a risk profile similar to pass rated loans.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$275,414	$9,633	13.88%	$701,440	$10,048	5.75%	$1,019,808	$6,172	2.41%
Commercial and business lending (excl PPP loans)	8,708,659	54,099	2.47%	8,437,624	53,886	2.56%	8,751,083	56,951	2.59%
Commercial real estate lending	6,160,241	44,859	2.89%	6,159,728	44,139	2.87%	6,032,308	44,354	2.93%
Total commercial	15,144,314	108,591	2.85%	15,298,792	108,073	2.83%	15,803,199	107,476	2.71%
Residential mortgage	7,817,737	55,305	2.83%	7,861,139	55,337	2.82%	8,058,283	61,701	3.06%
Retail	921,906	11,120	4.81%	938,682	11,197	4.78%	1,101,589	13,780	4.99%
Total loans	23,883,957	175,016	2.92%	24,098,614	174,607	2.90%	24,963,071	182,957	2.92%
Investment securities
Taxable	3,258,587	8,745	1.07%	3,220,825	8,840	1.10%	3,438,858	13,689	1.59%
Tax-exempt(a)	2,029,126	18,412	3.63%	1,953,696	18,101	3.71%	1,923,445	18,154	3.78%
Other short-term investments	2,215,805	2,281	0.41%	1,766,615	1,826	0.41%	1,788,471	2,238	0.50%
Investments and other	7,503,518	29,439	1.57%	6,941,135	28,767	1.66%	7,150,775	34,081	1.90%
Total earning assets	31,387,475	$204,455	2.59%	31,039,749	$203,375	2.62%	32,113,847	$217,038	2.70%
Other assets, net	3,372,013			3,339,898			3,436,512
Total assets	$34,759,489			$34,379,647			$35,550,359
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,248,493	$377	0.04%	$4,121,553	$357	0.03%	$3,462,942	$382	0.04%
Interest-bearing demand	6,344,504	1,361	0.09%	5,879,173	1,057	0.07%	5,835,597	1,085	0.07%
Money market	7,011,075	1,019	0.06%	6,981,482	1,023	0.06%	6,464,784	1,444	0.09%
Network transaction deposits	893,991	290	0.13%	908,869	264	0.12%	1,528,199	609	0.16%
Time deposits	1,434,588	1,379	0.38%	1,509,705	1,909	0.51%	2,135,870	6,513	1.21%
Total interest-bearing deposits	19,932,650	4,427	0.09%	19,400,781	4,609	0.10%	19,427,392	10,033	0.21%
Federal funds purchased and securities sold under agreements to repurchase	238,735	48	0.08%	157,619	30	0.08%	140,321	34	0.10%
Commercial Paper	55,864	8	0.05%	55,209	7	0.05%	42,338	5	0.05%
PPPLF	—	—	—%	—	—	—%	1,018,994	899	0.35%
FHLB advances	1,620,790	8,962	2.19%	1,620,397	9,524	2.36%	2,450,344	14,375	2.33%
Long-term funding	288,236	3,163	4.39%	549,222	5,575	4.06%	549,042	5,580	4.06%
Total short and long-term funding	2,203,625	12,180	2.20%	2,382,446	15,136	2.55%	4,201,039	20,892	1.98%
Total interest-bearing liabilities	22,136,276	$16,607	0.30%	21,783,227	$19,745	0.36%	23,628,431	$30,925	0.52%
Noninterest-bearing demand deposits	8,141,723			8,069,851			7,412,186
Other liabilities	401,077			395,950			475,310
Stockholders’ equity	4,080,413			4,130,618			4,034,432
Total liabilities and stockholders’ equity	$34,759,489			$34,379,647			$35,550,359
Interest rate spread			2.29%			2.26%			2.18%
Net free funds			0.09%			0.11%			0.13%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$187,848	2.38%		$183,629	2.37%		$186,112	2.31%
Fully tax-equivalent adjustment		4,172			4,115			3,963
Net interest income		$183,675			$179,515			$182,150
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Nine Months Ended September 30,
	2021			2020
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$592,571	$28,582	6.45%	$624,305	$11,012	2.36%
Commercial and business lending (excl PPP loans)	8,561,822	162,075	2.53%	8,774,616	201,265	3.06%
Commercial real estate lending	6,163,684	133,314	2.89%	5,695,281	147,909	3.47%
Total commercial	15,318,077	323,971	2.83%	15,094,201	360,187	3.19%
Residential mortgage	7,879,992	166,146	2.81%	8,244,116	194,521	3.15%
Retail	948,449	33,947	4.78%	1,150,916	45,621	5.29%
Total loans	24,146,518	524,065	2.90%	24,489,234	600,329	3.27%
Investment securities
Taxable	3,152,994	24,600	1.04%	3,343,083	50,064	2.00%
Tax-exempt (a)	1,961,528	54,357	3.69%	1,939,968	55,026	3.78%
Other short-term investments	1,662,571	5,802	0.47%	1,095,555	7,774	0.95%
Investments and other	6,777,093	84,759	1.67%	6,378,606	112,864	2.36%
Total earning assets	30,923,610	$608,824	2.63%	30,867,840	$713,193	3.08%
Other assets, net	3,354,657			3,460,967
Total assets	$34,278,268			$34,328,806
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,061,728	$1,066	0.04%	$3,198,244	$2,610	0.11%
Interest-bearing demand	5,981,295	3,596	0.08%	5,530,482	11,281	0.27%
Money market	6,956,591	3,101	0.06%	6,499,965	14,152	0.29%
Network transaction deposits	960,308	880	0.12%	1,502,449	5,750	0.51%
Time deposits	1,533,466	6,302	0.55%	2,412,985	26,083	1.44%
Total interest-bearing deposits	19,493,387	14,945	0.10%	19,144,126	59,877	0.42%
Federal funds purchased and securities sold under agreements to repurchase	177,875	103	0.08%	179,615	454	0.34%
Commercial Paper	51,330	21	0.05%	38,064	35	0.12%
PPPLF	—	—	—%	599,368	1,574	0.35%
Other short-term funding	—	—	—%	5,645	11	0.25%
FHLB advances	1,624,320	27,979	2.30%	2,829,680	47,471	2.24%
Long-term funding	461,390	14,323	4.14%	549,088	16,780	4.07%
Total short and long-term funding	2,314,915	42,425	2.45%	4,201,461	66,325	2.11%
Total interest-bearing liabilities	21,808,303	$57,371	0.35%	23,345,586	$126,201	0.72%
Noninterest-bearing demand deposits	7,961,119			6,618,058
Other liabilities	403,925			457,195
Stockholders’ equity	4,104,921			3,907,966
Total liabilities and stockholders’ equity	$34,278,268			$34,328,806
Interest rate spread			2.28%			2.36%
Net free funds			0.10%			0.18%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$551,453	2.38%		$586,992	2.54%
Fully tax-equivalent adjustment		12,362			12,028
Net interest income		$539,092			$574,964
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
PPP Loans	$182,121	$405,482	(55)%	$836,566	$767,757	$1,022,217	(82)%
Commercial and industrial	7,927,459	7,909,119	—%	7,664,501	7,701,422	7,933,404	—%
Commercial real estate—owner occupied	879,554	880,755	—%	883,237	900,912	904,997	(3)%
Commercial and business lending	8,989,133	9,195,355	(2)%	9,384,303	9,370,091	9,860,618	(9)%
Commercial real estate—investor	4,296,489	4,300,651	—%	4,260,706	4,342,584	4,320,926	(1)%
Real estate construction	1,834,871	1,880,897	(2)%	1,882,299	1,840,417	1,859,609	(1)%
Commercial real estate lending	6,131,360	6,181,549	(1)%	6,143,004	6,183,001	6,180,536	(1)%
Total commercial	15,120,493	15,376,904	(2)%	15,527,307	15,553,091	16,041,154	(6)%
Residential mortgage	7,590,895	7,638,372	(1)%	7,685,218	7,878,324	7,885,523	(4)%
Home equity	608,566	631,783	(4)%	651,647	707,255	761,593	(20)%
Other consumer	294,979	292,660	1%	288,990	301,876	302,603	(3)%
Auto loans	6,739	7,817	(14)%	9,165	11,177	12,879	(48)%
Total consumer	8,501,180	8,570,632	(1)%	8,635,020	8,898,632	8,962,599	(5)%
Total loans	$23,621,673	$23,947,536	(1)%	$24,162,328	$24,451,724	$25,003,753	(6)%

Period end deposit and customer funding composition	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
Noninterest-bearing demand	$8,170,105	$7,999,143	2%	$8,496,194	$7,661,728	$7,489,048	9%
Savings	4,278,453	4,182,651	2%	4,032,830	3,650,085	3,529,423	21%
Interest-bearing demand	6,407,844	5,969,285	7%	5,748,353	6,090,869	5,979,449	7%
Money market	7,583,978	7,640,825	(1)%	7,838,437	7,322,769	7,687,775	(1)%
Time deposits	1,410,886	1,472,395	(4)%	1,561,352	1,757,030	2,026,852	(30)%
Total deposits	27,851,266	27,264,299	2%	27,677,166	26,482,481	26,712,547	4%
Customer funding(a)	322,081	226,160	42%	182,228	245,247	198,741	62%
Total deposits and customer funding	$28,173,348	$27,490,459	2%	$27,859,394	$26,727,727	$26,911,289	5%
Network transaction deposits(b)	$929,174	$871,603	7%	$1,054,634	$1,197,093	$1,390,778	(33)%
Net deposits and customer funding (Total deposits and customer funding, excluding network transaction deposits)	$27,244,174	$26,618,856	2%	$26,804,761	$25,530,634	$25,520,511	7%
Quarter average loan composition	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
PPP Loans	$275,414	$701,440	(61)%	$806,699	$929,859	$1,019,808	(73)%
Commercial and industrial	7,832,611	7,558,878	4%	7,631,274	7,609,185	7,844,209	—%
Commercial real estate—owner occupied	876,047	878,746	—%	906,027	904,565	906,874	(3)%
Commercial and business lending	8,984,072	9,139,064	(2)%	9,344,000	9,443,609	9,770,891	(8)%
Commercial real estate—investor	4,297,783	4,321,109	(1)%	4,303,365	4,289,703	4,255,473	1%
Real estate construction	1,862,458	1,838,619	1%	1,867,836	1,867,919	1,776,835	5%
Commercial real estate lending	6,160,241	6,159,728	—%	6,171,202	6,157,622	6,032,308	2%
Total commercial	15,144,314	15,298,792	(1)%	15,515,202	15,601,230	15,803,199	(4)%
Residential mortgage	7,817,737	7,861,139	(1)%	7,962,691	8,029,585	8,058,283	(3)%
Home equity	620,601	641,438	(3)%	680,738	736,059	780,202	(20)%
Other consumer	301,305	297,245	1%	304,718	314,963	321,387	(6)%
Total consumer	8,739,643	8,799,822	(1)%	8,948,147	9,080,607	9,159,872	(5)%
Total loans(c)	$23,883,957	$24,098,614	(1)%	$24,463,349	$24,681,837	$24,963,071	(4)%

Quarter average deposit composition	Sep 30, 2021	Jun 30, 2021	Seql Qtr % Change	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Comp Qtr % Change
Noninterest-bearing demand	$8,141,723	$8,069,851	1%	$7,666,561	$7,677,003	$7,412,186	10%
Savings	4,248,493	4,121,553	3%	3,810,321	3,628,458	3,462,942	23%
Interest-bearing demand	6,344,504	5,879,173	8%	5,713,270	5,739,983	5,835,597	9%
Money market	7,011,075	6,981,482	—%	6,875,730	6,539,583	6,464,784	8%
Network transaction deposits	893,991	908,869	(2)%	1,080,109	1,265,748	1,528,199	(42)%
Time deposits	1,434,588	1,509,705	(5)%	1,658,568	1,888,074	2,135,870	(33)%
Total deposits	$28,074,374	$27,470,633	2%	$26,804,559	$26,738,850	$26,839,578	5%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Includes repurchase agreements and commercial paper.
(b)Included above in interest-bearing demand and money market.
(c)Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Sep 2021	Sep 2020	3Q21	2Q21	1Q21	4Q20	3Q20
Tangible common equity reconciliation(a)
Common equity			$3,802	$3,820	$3,774	$3,737	$3,692
Goodwill and other intangible assets, net			(1,165)	(1,167)	(1,170)	(1,178)	(1,178)
Tangible common equity			$2,636	$2,652	$2,605	$2,560	$2,513
Tangible assets reconciliation(a)
Total assets			$34,440	$34,153	$34,575	$33,420	$34,699
Goodwill and other intangible assets, net			(1,165)	(1,167)	(1,170)	(1,178)	(1,178)
Tangible assets			$33,274	$32,985	$33,406	$32,242	$33,520
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,782	$3,611	$3,807	$3,788	$3,750	$3,700	$3,681
Goodwill and other intangible assets, net	(1,170)	(1,244)	(1,167)	(1,169)	(1,175)	(1,178)	(1,180)
Tangible common equity	2,612	2,367	2,640	2,619	2,576	2,522	2,501
Modified CECL transitional amount	106	112	97	106	116	123	120
Accumulated other comprehensive loss (income)	(5)	5	(5)	(3)	(5)	(4)	(4)
Deferred tax assets (liabilities), net	40	45	40	40	41	42	42
Average common equity tier 1	$2,754	$2,528	$2,772	$2,762	$2,727	$2,683	$2,660
Average tangible assets reconciliation(a)
Total assets	$34,278	$34,329	$34,759	$34,380	$33,684	$34,076	$35,550
Goodwill and other intangible assets, net	(1,170)	(1,244)	(1,167)	(1,169)	(1,175)	(1,178)	(1,180)
Tangible assets	$33,108	$33,085	$33,593	$33,211	$32,510	$32,898	$34,371
Selected trend information(b)
Wealth management fees	$67	$63	$22	$23	$22	$22	$21
Service charges and deposit account fees	47	41	17	16	15	15	14
Card-based fees	32	29	11	11	10	10	10
Other fee-based revenue	13	14	4	4	5	5	5
Fee-based revenue	159	147	54	53	52	52	51
Other	92	282	28	20	44	33	25
Total noninterest income	$251	$428	$82	$73	$95	$86	$76
Pre-tax pre-provision income(c)
Income before income taxes	$344	$243	$112	$113	$119	$84	$(13)
Provision for credit losses	(82)	157	(24)	(35)	(23)	17	43
Pre-tax pre-provision income	$262	$400	$88	$78	$96	$101	$30
Selected equity and performance ratios(a)(d)
Tangible common equity / tangible assets			7.92%	8.04%	7.80%	7.94%	7.50%
Return on average equity	8.93%	8.20%	8.63%	8.84%	9.32%	6.58%	4.46%
Return on average tangible common equity	13.30%	12.79%	12.72%	13.19%	14.03%	9.75%	6.36%
Return on average common equity Tier 1	12.62%	11.97%	12.11%	12.51%	13.25%	9.16%	5.98%
Return on average tangible assets	1.11%	0.97%	1.05%	1.10%	1.18%	0.81%	0.52%
Average stockholders' equity / average assets	11.98%	11.38%	11.74%	12.01%	12.18%	11.90%	11.35%
Efficiency ratio reconciliation(e)
Federal Reserve efficiency ratio	65.98%	62.34%	65.43%	66.81%	65.74%	59.68%	85.41%
Fully tax-equivalent adjustment	(1.02)%	(0.75)%	(1.01)%	(1.07)%	(0.97)%	(0.84)%	(1.29)%
Other intangible amortization	(0.84)%	(0.80)%	(0.83)%	(0.87)%	(0.82)%	(0.82)%	(0.87)%
Fully tax-equivalent efficiency ratio	64.13%	60.80%	63.61%	64.88%	63.96%	58.02%	83.25%
Provision for unfunded commitments adjustment	0.81%	(1.64)%	1.48%	2.14%	(1.09)%	3.42%	2.87%
Asset gains (losses), net adjustment	0.82%	10.89%	1.29%	—%	1.12%	(0.30)%	(0.11)%
Acquisitions, branch sales, and initiatives	(0.22)%	(7.31)%	(0.91)%	0.01%	0.22%	1.68%	(22.99)%
Adjusted efficiency ratio	65.54%	62.74%	65.46%	67.02%	64.21%	62.83%	63.02%
Numbers may not sum due to rounding.
(a)The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
(b)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(c)Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(d)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(e)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, asset gains (losses), net, and gain on sale of branches, net. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and announced initiatives.
(f)Diluted earnings and per share data presented after-tax.